SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of

1934.

Date of Report (Date of earliest event reported): January 23, 1997


                   Alfa International Corp.
  (Exact name of registrant as specified in its charter)


     New Jersey                   0-17264             22-2216835
(State or other                (Commission        (IRS Employer
jurisdiction of                 File Number)       Identification
incorporation)                                     Number)



          50 So. Buckhout Street, Irvington, N.Y.      10533
    (Address of principal executive offices)         (Zip Code)




Registrant's telephone number, including area code 914-591-1994





  (Former name or former address if changed since last report)










Item 2.  Acquisition or Disposition of Assets

     On January 23, 1997, Alfa International Corp. (the "Registrant"), acquired Ty-Breakers (NY) Corp. ("Ty-Breakers") as a wholly owned subsidiary by means of the merger of Ty-Breakers with and into Alfa Acquisition Corp. ("AAC"), a wholly owned subsidiary of the Registrant (the "Merger").
     Ty-Breakers is a privately-held company, organized under the laws of the State of New York, which is engaged in the business of manufacturing and marketing apparel, mostly jackets, made from Tyvek (R) and Kensel. Tyvek is a registered trademark of the DuPont Company. Kensel is a trademark of Ty-Breakers used to identify Ty-Breakers' patented fabric material. As previously reported Ty-Breakers purchased substantially all of the assets of the Registrant on March 31, 1993.
     In connection with the Merger, the Registrant will issue up to 984,408 shares of its $.01 par value common stock ("Common Stock") to the shareholders of Ty-Breakers in exchange for all of the outstanding capital stock of Ty-Breakers.
     Pursuant to the terms of an Investment Banking Agreement dated December 6, 1996 among the Registrant, Old Dominion Growth Fund Limited, a British Virgin Islands corporation and the Registrant's investment banker ("Old Dominion"), Frank J. Drohan and Auto-Pilot, Inc., a Delaware corporation ("API"), the Registrant has received the proceeds of a $100,000 short term loan from Old Dominion and has issued 1,250,000 shares of its Common Stock to Old Dominion. Additionally, under a stock grant approved by the Board of Directors, the Registrant issued 164,175 shares of its Common Stock to its President, Frank J. Drohan and 60,000 shares of its Common Stock to its Vice-President, Charles P. Kuczynski, all at a price of $.01 per share.
     Mr. Drohan is an executive officer, one of the two members of the Board of Directors and a principal shareholder of the Registrant, as well as the principal shareholder, a director and an executive officer of Ty-Breakers and API. Mr. Kuczynski is an executive officer, one of the two members of the Board of Directors and a shareholder of the Registrant, as well as a shareholder, a director and an executive officer of Ty-Breakers. The terms of the Merger are more fully described in the Agreement and Plan of Merger dated as of January 9, 1997 by and among the Registrant, AAC and Ty-Breakers, a copy of which is attached hereto.


Item 7.  Financial Statements and Exhibits

     (a) and (b).   The financial statements and reports called for
by paragraph (a) and (b) of this Item will be filed within sixty
(60) days of the effective date of the Merger in accordance with the published rules of the Commission.

     (c) A copy of the Agreement and Plan of Merger, dated as of January 9, 1997 by and among the Registrant, AAC and Ty-Breakers, is attached hereto as Exhibit A.




                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 27, 1997


                              ALFA International Corp.
                                   (Registrant)






                              BY: /s/ Frank J. Drohan
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer